UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 20, 2024
Date of Report (Date of earliest event reported)
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8080 Norton Parkway
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 534-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 20, 2024, Julia A. Stewart, a 21-year member of the Board of Directors (“Board”) of Avery Dennison Corporation (the “Company”), notified the Company’s Executive Chairman and Lead Independent Director of her decision not to stand for reelection at the Company’s Annual Meeting of Stockholders to be held on April 25, 2024 (the "Annual Meeting") in order to dedicate her efforts to the health and wellness venture she founded.

(d)    On February 22, 2024, upon the recommendation of its Governance Committee, the Board appointed Maria Fernanda Mejia as a director, effective on that date. Ms. Mejia has been appointed by the Board to serve on its Audit Committee.

In connection with her appointment and in accordance with the Company’s non-employee director compensation program, on February 22, 2024, Ms. Mejia was granted an equity award prorated for the remaining months of the term ending at the Annual Meeting, which consisted of 132 restricted stock units (“RSUs”) that will vest in full on the first anniversary of the grant date. In addition, Ms. Mejia will be eligible to participate in the Company’s non-employee director compensation program as described in its proxy statement filed with the Securities and Exchange Commission on March 9, 2023.

A copy of the press release issued on February 26, 2024 announcing Ms. Mejia’s appointment to the Board is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2024, the Board amended and restated the Company’s bylaws, effective as of that date (as so amended and restated, the “Amended and Restated Bylaws”), to, among other things:

•Amend the provision governing the location of the Company’s registered office to provide that the registered office of the Company shall be fixed in the Company’s certificate of incorporation;

•As to a stockholder’s obligation to update and supplement such stockholder’s notice of director nominations and proposals of business, clarify that such updated information shall not limit the Company’s rights with respect to any deficiencies in any notice, to extend any applicable deadlines or to permit a stockholder to amend or update any proposal or to submit a new proposal;

•Specify the time period for determining whether a contested election exists for purposes of the voting standard for the election of directors;

•Update the advance notice provision to clarify that if a stockholder or a qualified representative thereof does not appear at the meeting to present such stockholder’s nomination or proposal, the nomination or proposal will be disregarded;

•Provide that the number of directors of the Board shall be fixed from time to time by resolution approved by the Board;

•Clarify that the Board has elected for the Company to be governed by Section 141(c)(2) of the Delaware General Corporation Law (the “DGCL”);

•Clarify certain procedures and standards with respect to indemnification and advancement of expenses to directors, officers and other agents of the Company;

•Revise the procedures for replacing lost, stolen or destroyed certificates; and

•Provide that new bylaws may be adopted or the Amended and Restated Bylaws may be amended or repealed by the stockholders using the voting standard of majority of shares represented and entitled to vote, rather than majority of votes cast.

The Amended and Restated Bylaws also include certain technical, modernizing and clarifying changes, including changes to align with the current provisions of the DGCL.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

3.1	Amended and Restated Bylaws of Avery Dennison Corporation, effective as of February 22, 2024.

99.1	Press Release, dated February 26, 2024, announcing appointment of Maria Fernanda Mejia to the Board of Directors of Avery Dennison Corporation.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Amended and Restated Bylaws of Avery Dennison Corporation, effective as of February 22, 2024.

99.1	Press Release, dated February 26, 2024, announcing appointment of Maria Fernanda Mejia to the Board of Directors of Avery Dennison Corporation.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: February 26, 2024	By:	/s/ Mitchell R. Butier
		Name: Title:	Mitchell R. Butier Executive Chairman